REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL



The Board of Directors and Shareholders
Texas Capital Value Funds, Inc.
Austin, Texas


In planning and performing our audit of the financial statements of the Texas Capital Value and Growth
Portfolio, a series of Texas Capital Value Funds,
Inc., for the year ended September 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for
establishing and maintaining internal control.
In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs
of controls.   Generally, controls that are relevant
to an audit pertain to the entity?s objective of
preparing financial statements for external purposes
that are fairly presented in conformity with accounting
principles generally accepted in the United States
of America.   Those controls include the safeguarding
of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected.
Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not
necessarily disclose all matters in internal control
that might be material weaknesses under standards
established by the American Institute of Certified
Public Accountants.   A material weakness is a condition
in which the design or operation of one or more of the
internal control components does not reduce to a
relatively low level the risk that misstatements caused
by error or fraud in amounts that would be material
in relation to the financial statements being audited may
occur and not be detected within a timely period by
employees in the normal course of performing their
assigned functions.   However, we noted no matters
involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 2004.

This report is intended solely for the information and use of management and the Board of Directors and Shareholders of Texas Capital Value Funds, Inc. and the
Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 29, 2004